Exhibit 99.1

FOR IMMEDIATE RELEASE

For: Authentidate Holding Corp.

Investor Contacts:

Robert Schatz

Wolfe Axelrod Weinberger Assoc. LLC

(212) 370-4500; (212) 370-4505 fax

Authentidate Provides US Postal Service Update

BERKELEY HEIGHTS, NJ – January 6, 2011 – Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure health information exchange, workflow management services and telehealth solutions, today announced that in accordance with its terms, the company’s current contract with the United States Postal Service® (USPS®) for the use of the USPS Electronic Postmark® (USPS EPM®) brand has been allowed to expire as of December 31, 2010. The USPS has notified the company that it hopes to develop a revised framework for the next generation of the USPS EPM and may revamp the program in the future. The USPS and the company will endeavor to work together to ensure a smooth transition from the USPS EPM brand, which includes a verification service for existing USPS EPMs for the required seven-year period.

Mr. Ben Benjamin, President of Authentidate, stated, “We plan to support the USPS as they determine what their business strategy going forward will be for the USPS EPM. We will continue to provide our customers with uninterrupted content authentication and time and date stamping services under the Authentidate brand as we transition from the USPS brand. In addition, this transition will not impact the performance or capabilities of our other products and solutions, including our suite of Incsrybe® offerings and the telehealth services provided through Express MD™ Solutions. We appreciate the long-term business relationship that we have enjoyed with the USPS and we plan on working with them to insure a smooth transition for our mutual customers and on the future of the USPS EPM.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure health information exchange, workflow management services and telehealth solutions. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. The web-based services are delivered as Software as a Service (SaaS), and only require that customers have an Internet connection and web browser. The company’s healthcare customers and users include leading homecare companies, health systems and physician groups. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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